EXHIBIT 99

PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:	Thomas Gdowski
President and Chief Executive Officer
(308) 382‑3136

Equitable Financial Corp. Announces

Voluntary Delisting from The Nasdaq Stock Market

Grand Island, Nebraska, July 10, 2018. Equitable Financial Corp. (the “Company”) (Nasdaq: EQFN), the holding company of Equitable Bank (the “Bank”), a Nebraska-based community bank headquartered in Grand Island, Nebraska, today announced that it has notified The Nasdaq Stock Market of its intent to voluntarily delist its common stock from the Nasdaq Capital Market and to file a Form 25, Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934, with the Securities and Exchange Commission on or about July 20, 2018. The Company is delisting its shares in order to eliminate the administrative and annual fees associated with being listed on Nasdaq.

The Company anticipates that its shares will be quoted on the OTC Pink Marketplace following its delisting. The Company intends to request to retain the trading symbol “EQFN.”

Forward-Looking Statements

When used in this Press Release, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including, but not limited to, changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Bank’s market area, competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

4841‑6460‑2982, v. 1